UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2011

BERKELEY COFFEE & TEA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu

Jiangpiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  011-86-15021337898

_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Purpose of this Amendment

The company is filing this amended Current Report on Form 8-K, originally filed May 2, 2012, SEC File Number 000-54493 (the “Original Report”) solely for the purpose of providing financial statements of DTS8 Holdings Co.  No other information in the Original Report has been changed.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

And

Item 2.03 Creation of a Director Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration

Pursuant to a definitive Purchase and Sale Agreement (the “Agreement”) dated January 31, 2012, Berkeley Coffee & Tea, Inc. (“Berkeley”) acquired one hundred (100) percent of the issued and outstanding capital stock of DTS8 Holdings Co., Ltd. a corporation organized and existing under the laws of Hong Kong, and which owns DTS8 Coffee (Shanghai) Co., Ltd. a wholly owned foreign subsidiary entity (“WOFE”) corporation organized and existing under the laws of the People’s Republic of China from the sole shareholder Sean Tan (“Seller”).  On April 30, 2012, the Company issued four million dollars ($4,000,000) of bonds payable in favor of DTS8. The bonds are payable on April 30, 2017. The bonds payable bear an interest rate of three percent (3%) per annum.  Interest on the bond will be calculated, accrued and paid annually.

Section 9.01 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits – None

Financial Statements – Financial Statements of DTS8 Holdings Co. LTD as of April 30, 2012, are included immediately following the signature section of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ /Sean Tan

Sean Tan, President, Chief Executive Officer.

DTS8 HOLDINGS CO. LTD

 CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm
FINANCIAL STATEMENTS

Consolidated Balance Sheets as of April 30, 2012 and 2011

Consolidated Statements of Operations and Comprehensive Income for the years ended April 30, 2012 and 2011 Consolidated Statements of Shareholder’s Equity for the years ended April 30, 2012 and 2011

Consolidated Statements of Cash Flows for the years ended April 30, 2012 and 2011

Notes to the Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

DTS8 Holdings Co. Ltd

Hong Kong, China

We have audited the accompanying consolidated balance sheets of DTS8 Holdings Co. Ltd and its Subsidiary (the “Company”) as of April 30, 2012 and 2011, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2012 and 2011 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has negative working capital which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

August 7, 2012

DTS8 HOLDINGS CO. LTD

CONSOLIDATED BALANCE SHEETS

	April 30, 2012	April 30, 2011
A S S E T S
CURRENT ASSETS
Cash and cash equivalents	$3,847	$3,649
Receivables	46,014	20,744
Inventories	36,367	7,342
Prepaid expenses	6,805	1,402

TOTAL CURRENT ASSETS	93,033	33,137

Machinery & equipment , net	84,252	98,335

TOTAL ASSETS	$177,285	$131,472

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y

CURRENT LIABILITIES
Accounts payable and accruals	$12,597	$7,045
Payable to Berkeley Coffee & Tea, Inc.	65,029	-
Other payable	382,396	7,159
Payable to the shareholders	120,000	465,558

TOTAL CURRENT LIABILITIES	580,022	479,762

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, 10,000 shares authorized,
US$$0.10 par value; 10 shares issued and outstanding	1	1
Accumulated other comprehensive income	(7,747)	970
Accumulated deficit	(394,991)	(349,261)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(402,737)	(348,290)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$177,285	$131,472

See accompanying notes to the consolidated financial statements

DTS8 HOLDINGS CO. LTD.

 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended April 30, 2012	Year Ended April 30, 2011

REVENUE
Sales	$220,421	$43,074
Cost of sales	162,377	66,827
	58,044	(23,753)
OPERATING EXPENSES
General and administrative	103,774	181,841
TOTAL OPERATING EXPENSES	103,774	181,841

LOSS FROM OPERATIONS	(45,730)	(205,594)
LOSS BEFORE INCOME TAXES	(45,730)	(205,594)
Income tax	-	-
NET LOSS	$(45,730)	$(205,594)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments	(8,717)	952
TOTAL COMPREHENSIVE LOSS	$(54,447)	$(204,642)

See accompanying notes to the consolidated financial statements

DTS8 HOLDINGS CO. LTD.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICT)

	Common Stock
	Number Of Shares	Amount	Additional Paid- In Capital	Accumulated Comprehensive Income	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance as of April 30, 2010	10	-	1	18	(143,667)	(143,648)
Currency translation gain				952	-	952
Net loss at April 30, 2011	-	-	-	-	(205,594)	(205,594)
Balance as of April 30, 2011	10	-	1	970	(349,261)	(348,290)
Currency translation loss	-	-	-	(8,717)	-	(8,717)
Net loss at April 30, 2012	-	-	-	-	(45,730)	(45,730)
Balance as of April 30, 2012	10	$-	$1	$(7,747)	$(394,991)	$(402,737)

See accompanying notes to the consolidated financial statements

DTS8 HOLDINGS CO. LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended April 30, 2012	Year Ended April 30, 2011

Cash flow from operating activities:
Net loss	$(45,730)	$(205,594)
Amortization and depreciation	17,536	17,024
Changes in other assets and liabilities:
Accounts payables increase/ (decrease)	5,305	6,426
Inventory (increase)/ decrease	(28,767)	60,345
Receivables (increase)/ decrease	(24,542)	(20,085)
Prepaid expenses (increase)/ decrease	(5,593)	48,555
Payable to Berkeley Coffee & Tea increase	64,800	-
Other Payable increase/(decrease)	374,986	3,896

Net cash provided by/(used in) operating activities	357,995	(89,433)

Cash flows from investing activities:
Purchase of equipment	(2,724)	(6,196)
Net cash used in investing activities	(2,724)	(6,196)

Cash flows from financing activities:
Advance/loans from related parties	(361,893)	69,110
Net cash provided by financing activities	(361,893)	69,110

Effect of exchange rate changes on cash and cash equivalents	6,820	24,059

Net increase/(decrease) in cash	198	(2,460)
Cash, beginning of period	3,649	6,109
Cash, end of period	$3,847	$3,649
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest and income taxes:
Interest	$-	$-
Income taxes	$-	$-

See accompanying notes to the consolidated financial statements

DTS8 HOLDINGS CO. LTD

NOTES TO AUDITED CONSOLIDATED  FINANCIAL STATEMENTS

APRIL 30, 2012 AND 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

DTS8 Holdings Co., Ltd. (hereafter referred to as “We”, “Our, “Company”, “DTS8 Coffee”) is a corporation organized and existing under the laws of Hong Kong, People’s Republic of China, since June 2008, and is the sole owner of DTS8 Coffee (Shanghai) Co., Ltd. a wholly owned foreign subsidiary entity (“WOFE”) corporation organized and existing in Shanghai, under the laws of the People’s Republic of China, since January 19, 2009. Sean Tan is the sole shareholder of DTS8 Holdings Co., Ltd.

DTS8 Holdings Co. Ltd through its subsidiary DTS8 Coffee (Shanghai) Co. Ltd (herein collectively referred to as “DTS8 Coffee”) is a gourmet coffee roasting company. Our office and coffee roasting factory is located in Shanghai, China. We are in the business of roasting, marketing and selling gourmet roasted coffee to our customers in Shanghai, and other parts of China. We sell gourmet roasted coffee under the “DTS8 Coffee” label through distribution channels that reach consumers at restaurants, multi-location coffee shops.

Effective April 30, 2012, Berkeley Coffee & Tea, Inc. acquired one hundred (100) percent of the issued and outstanding capital stock of the Company from the sole shareholder Sean Tan. The Company became a 100% owned subsidiary of Berkeley Coffee & Tea, Inc. Mr. Sean Tan owns 31.44% of the outstanding shares of Berkeley Coffee and is also the Chairman and Chief Executive Officer of Berkeley Coffee.

NOTE 2 - GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of the business. The Company has incurred material losses from operations. At April 30, 2012, the Company had an accumulated deficit in addition to limited cash, limited revenue and unprofitable operations. These factors raise substantial doubt as to the Company’s ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. Any failure to generate revenue will raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

(a) Basis of Preparation

The accompanying consolidated financial statements reflect the financial position, results of operations and cash flows of the Company and its wholly owned subsidiary as of April 30, 2012 and 2011, and for the years then ended, and have been prepared in accordance with U.S Generally Accepted Accounting Principles (“US GAAP”).

(b) Basis of Consolidation

The consolidated financial statements include the accounts of the DTS8 Holdings Co. Ltd and its’ wholly owned subsidiary; DTS8 Coffee (Shanghai) Co. Ltd. All significant inter-company transactions and balances have been eliminated upon consolidation.

(c) Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

(d) Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. As of April 30, 2012 and 2011, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to accounts receivable, the Company extends credit based on an evaluation of the customer’s financial condition. The Company generally does not require collateral for accounts receivable and maintains an allowance for doubtful accounts of accounts receivable if necessary.

(e) Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at April 30, 2012 and April 30, 2011, cash and cash equivalents consist of cash only.

(f)Receivables and allowance for doubtful accounts

Trade accounts receivable are recorded at net realizable value and do not bear interest. No allowance for doubtful accounts was made during the years ended April 30, 2012 and 2011 based on management's best estimate of the amount of probable credit losses in existing accounts receivable. The Company evaluates its allowance for doubtful accounts based upon knowledge of its customers and their compliance with credit terms. The evaluation process includes a review of customers' accounts on a regular basis. The review process evaluates all account balances with amounts outstanding 60 days and other specific amounts for which information obtained indicates that the balance may be uncollectible. As of April 30, 2012, and 2011, there was no allowance for doubtful accounts. The Company does not have any off-balance-sheet credit exposure related to its customers.

(g) Inventories

Inventories are stated at the lower of cost or market. The cost for inventories is determined using the first-in, first-out method on the weighted average basis. The costs include all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition. In assessing the ultimate realization of inventories, management makes judgments as to future demand requirements compared to current or committed inventory levels. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory aging analyses. The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

 Inventories principally consist of green coffee beans, roasted coffee beans and packing supplies.

(h) Property and Equipment

Property and equipment are recorded at cost. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on straight-line basis over their estimated useful lives as set out below Major remodels and improvements are capitalized. Maintenance and repairs that do not improve or extend the life of the respective assets are charged to expense as incurred. Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

	Useful life	Residue value
Machinery equipment	10 years	10%
Office equipment	5 years	10%
Production equipment	5 years	10%
Vehicles	4 years	10%
Leasehold Improvements	3 years	0%

(i) Impairment of long-lived assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

There was no impairment of long-lived assets for the years ended April 30, 2012 and 2011.

(j) Fair value of financial instruments

ASC 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables and payables qualify as financial instruments. Management concluded the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available. The three levels are defined as follows:

•

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value. It is management’s opinion that as of April 30, 2012 and 2011, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

(k) Revenue Recognition

The Company derives its revenue from the sale of roasted coffee. Revenue is recognized when persuasive evidence of an arrangement exists, delivery occurs, the sales price is fixed or determinable and collectability is reasonably assured. Coffees are considered delivered when title and risk have been transferred to the customer. Retail sales are recorded when payment is tendered at the point of sale. Wholesale sales are recorded upon shipment of coffee to the customers. In the People’s Republic of China, a value added tax (“VAT”) of 17% on invoiced amount is collected on behalf of tax authorities. Revenues represent the invoiced value of goods, net of VAT.

 (l) Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred. For the years ended April 30, 2012 and 2011, the Company had no advertising costs incurred.

(m) Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to ASC 740 “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

(n) Comprehensive Income

The Company has adopted ASC 220, "Reporting Comprehensive Income", which requires inclusion of foreign currency translation adjustments, reported separately in its statement of stockholders' equity, in other comprehensive income. During the periods presented, other comprehensive income includes cumulative translation adjustment from foreign currency translation.

(o) Foreign Currency Translation

The functional currency of the Company’s subsidiary, DTS8 Coffee (Shanghai) Co. Ltd, in People’s Republic of China   is Chinese currency Renminbi (“RMB”) and the Company’s functional and reporting currency is United States Dollars

(“USD”). Since Renminbi is not freely convertible into foreign currencies, all foreign exchange transactions involving Renminbi must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC.

The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of the Company’s subsidiary DTS8 Coffee (Shanghai) Co. Ltd, in People’s Republic of China is maintained in Renminbi and translated into the Company’s reporting currency United States Dollars. Balance sheet accounts with the exception of equity are translated using the closing exchange rate in effect at the balance sheet date, income and expense accounts are translated using the average exchange rate prevailing during the reporting period and the equity accounts were stated at their historical exchange rate.

Adjustments resulting from the Renminbi translation to United States Dollars, included in accumulated other comprehensive income (loss) in shareholder’s equity were $(7,747) and $970 as of April 30, 2012 and 2011, respectively.

The exchange rates used for foreign currency translation were as follows (US$1 = RMB):

Period Covered	Balance Sheet Date Rates	Annual Average Rates
Year ended April 30, 2012	6.2787	6.3758
Year ended April 30, 2011	6.4990	6.6866

(p) Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

(q) Earnings per Share

Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company did not have dilutive securities for the years ended April 30, 2012 and 2011.

NOTE 4  – INVENTORIES

Inventories consist of the following:

	April 30, 2012	April 30, 2011
Green beans	22,827	-
Roasted coffee	5,582	-
Packing products	7,958	7,342
Total	$36,367	$7,342

NOTE 5 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment and accumulated depreciation:

	April 30, 2012	April 30, 2011
Machinery	$95,576	$92,336
Production equipment	3,784	2,418
Vehicles	6,033	5,829
Office equipment	10,683	13,352
Leasehold improvements	14,175	13,694
Less accumulated depreciation	(45,999)	(29,294)
	$84,252	$98,335

Depreciation and amortization expense was $17,536 and $17,024 in each of the years ended April 30 2012 and 2011, respectively.

NOTE 6 - RELATED PARTY TRANSACTIONS

These related party transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

As of April 30, 2012, $65,029 recorded as Payable to Berkeley Coffee & Tea, Inc. (“Berkeley Coffee”), is owed for coffee purchased on May 15, 2011, by DTS8 Coffee (Shanghai) Co. Ltd. This coffee purchase was in the normal course our operations and was measured at the exchange amount, which is the fair market value amount of consideration established and agreed to by both parties.  Mr. Sean Tan owns 31.44% of the outstanding shares of Berkeley Coffee and is also the Chairman and Chief Executive Officer of Berkeley Coffee. There was no amount owned to Berkeley Coffee as of April 30, 2011.

As of April 30, 2012 and 2011, $120,000 and $465,558 respectively was recorded as Payable to our sole shareholder, Mr. Sean Tan, who is also our Chief Executive Officer and director. The amount is unsecured, non-interest bearing, has no fixed term of repayment, and is repayable on demand. Sean Tan has agreed not to demand payment within the next fiscal year.

NOTE 7 – OTHER PAYABLE

On April 30, 2012 and 2011, we had Other Payable of $382, 396 and $7,159. The amount is unsecured, non-interest bearing, has no fixed term of repayment, and is repayable on demand, and the lender has agreed not to demand payment within the next fiscal year.

NOTE 8 – INCOME TAXES

Hong Kong

The Company was incorporated in Hong Kong and, under the current Hong Kong Inland Revenue Ordinance; the Company is subject to 16.5% income tax on its taxable income generated from operations in Hong Kong. For the years ended April 30, 2012 and 2011, no provision for Hong Kong tax has been made as the Company has no taxable income generated from operations in Hong Kong during the year.

People’s Republic of China

The Company’s subsidiary DTS8 Coffee (Shanghai) Co., Ltd. a wholly owned foreign subsidiary entity (“WOFE”) corporation organized and existing in Shanghai, under the laws of the People’s Republic of China is governed by the Enterprise Income Tax Law of the People’s Republic of China (“EIT Law”). The Company is subject to tax at a statutory rate of 25% on income reported in the statutory financial statements. The EIT Law also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. According to the arrangement between Mainland China and Hong Kong Special

Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion in August 2006, dividends paid by a foreign-invested enterprise in China to its direct holding company incorporated in Hong Kong will be subject to withholding tax at a rate of no more than 5% (if the foreign investor owns directly at least 25% of the shares of the FIE).

As of April 30, 2012 and 2011, the Company was still in loss position; therefore no deferred tax liability was recognized related to the undistributed earnings subject to withholding tax.

	Year Ended April 30,
	2012	2011
Deferred tax assets
Net operating loss carrying forward	$98,748	$87,315
Total deferred tax assets	98,748	87,315
Valuation allowance	(98,748)	(87,315)
Net deferred tax assets	$-	$-

Net operating loss carry forward of the Company, amounted to $394,992 and $349,260 for the years ended April 30, 2012 and 2011. In assessing the reliability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled projected future taxable income, and tax planning strategies in making this assessment. As of April 30, 2012 and 2011, deferred income tax assets represented the operating loss carry forward of the Company’s PRC subsidiary, DTS8 Coffee. Management believes that the Company’s cumulative losses arising from recurring business in recent years, constituted significant negative evidence that deferred tax assets would not be realizable and this evidence outweighed the expectations that the Company would generate future taxable income. Therefore, a full valuation allowance has been provided against the Company’s deferred income tax assets as of April 30, 2012 and 2011.

The Company is in accumulated loss for the years ended April 30, 2012 and 2011, therefore no tax provision was provided. The reconciliation between the U.S. statutory income tax rate and the Company’s effective tax rate is as below:

	Year Ended April 30,
	2012	2011

U.S. Federal income tax statutory rate	35%	35%
PRC statutory income tax rate (25%) difference	(10%)	(10%)
Changes in valuation allowance for DTA	(25%)	(25%)
Effective tax rate	0%	0%

NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company leases our corporate office and coffee roasting facility located at Building B, #439, Jinyuan Ba Lu, Jiangqiao Town, Jiading District, Shanghai 201812, China.  The lease commenced on August 1, 2011 and expires on July 31, 2013. Lease expense was $ 33,643 for the year ended April 30, 2012. Future lease payments required subsequent to April 30, 2012 are as follows:

Years	Amount
April 30, 2013	$34,402
July 31, 2013	$8,600

NOTE 10 - COMMON STOCK

At April 30, 2012,  the authorized capital was 10,000 common shares with a par value of equal to United Staes $0.10 per share and 10 common shares were issued and outstanding for paid up capital of United States $1.00.

NOTE 11 – CONCENTRATION RISK

The Company conducts business in China. Consequently, any political, economic and social unrest and/or instability in China may adversely affect the Company’s business operations. In particular, instability in the supply of raw green beans to China could result in a decrease in the availability of coffee beans needed for the continued operation and growth of the Company’s business. It could also lead to an increase in the purchasing costs and increased operating costs. This may adversely affect the Company’s business.

As of April 30, 2012, approximately ninety percent of our revenue was derived from one customer. The Company anticipates in the future, that the reliance on one customer will decline, as it obtains new customers and increases its revenue

NOTE 12 – SUBSEQUENT EVENTS

Effective April 30, 2012, Berkeley Coffee & Tea, Inc. acquired one hundred (100) percent of the issued and outstanding capital stock of the Company from the sole shareholder Sean Tan. The Company became a 100% owned subsidiary of Berkeley Coffee & Tea, Inc.

The Company has evaluated the subsequent events from the balance sheet date through the date the financial statements were issued, and determined that no other significant events have occurred.